Exhibit 99

PPG Industries, Inc.
One PPG Place
Pittsburgh, Pennsylvania 15272 USA
www.ppg.com

News	Contact:
Jeremy Neuhart
412-434-3046
neuhart@ppg.com

Investors:
Vince Morales
412-434-3740
vmorales@ppg.com

William A. Wulfsohn, senior vice president, industrial coatings, resigns

PITTSBURGH, June 7, 2010 – PPG Industries (NYSE: PPG) has announced that William A. Wulfsohn, senior vice president, industrial coatings, has resigned from the company, effective June 11. A successor has not been named.

Wulfsohn joined PPG as vice president, coatings, and managing director, PPG Europe, in 2003, and he was appointed senior vice president, industrial coatings, in 2005. In his most recent position, Wulfsohn was responsible for the company’s automotive, industrial and packaging coatings businesses, PPG’s Asia/Pacific region and the company’s information technology function.

About PPG

PPG Industries’ vision is to continue to be the world’s leading coatings and specialty products company. Founded in 1883, the company serves customers in industrial, transportation, consumer products, and construction markets and aftermarkets. With headquarters in Pittsburgh, Pa., PPG operates in more than 60 countries around the globe. Sales in 2009 were $12.2 billion. PPG shares are traded on the New York Stock Exchange (symbol: PPG). For more information, visit ppg.com.

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